UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2012

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 3705, 37/F, The Centrium 60 Wyndham Street Central, Hong Kong
(Address of principal executive offices)

+ 852-3151-3800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 20, 2012, we notified the NYSE MKT that we would be transferring the listing of our common stock from the NYSE MKT to the NASDAQ Capital Market. The decision to move to the NASDAQ is voluntary and we are in full compliance with the NYSE MKT’s listing rules.

Trading on the NASDAQ Capital Market is expected to commence on December 31, 2012 under our current symbol “EGT.” Our common stock will continue to trade on the NYSE MKT until the market close on December 28, 2012.

On December 20, 2012, we issued a press release announcing our decision to transfer the listing of our common stock to the NASDAQ Capital Market. The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 99.1	Press release dated December 20, 2012 regarding the registrant’s listing transfer.	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: December 20, 2012	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer